EXHIBIT 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and Rule 406

of the Securities Act of 1933, as amended.

SECOND AMENDMENT
TO THE
COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS SECOND AMENDMENT TO THE COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the “Second Amendment”) is made by and between SENOMYX, INC. (“Senomyx”), a Delaware corporation, having a principal place of business at 4767 Nexus Centre Drive, San Diego, CA 92121, and NESTEC, Ltd. (“Nestlé”), a Swiss company, having a principal place of business at Avenue Nestlé 55, CH-1800 Vevey, Switzerland.

WHEREAS, Senomyx and Nestlé entered into that certain Collaborative Research and License Agreement dated as of October 26, 2004 and that certain First Amendment thereto dated as of May 1, 2009 (collectively, the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement in the manner set forth in this Second Amendment (capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings given such terms in the Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree to amend the Agreement as follows:

AGREEMENT

1.                                        Definitions.  Appendix A to the Agreement is hereby amended by either adding or amending, as provided below, the following definitions:

“Manufactured Selected Compound” means the weight of the Selected Compound (in kilograms) (i) manufactured by Nestlé or its Affiliates in the applicable period; or (ii) manufactured by a Third Party on behalf of Nestlé or its Affiliates and which […***…] in the applicable period.

“Royalty” or “Royalties” means the royalties set forth under Section 7.4 of this Agreement, as amended (regardless of which method is used to calculate the royalties).

2.                                        Royalties for Period Through December 31, 2013.  Sections 7.4, 7.5 and 7.6 of the Agreement are hereby amended such that with respect to Manufactured Selected Compound for all periods on or before December 31, 2013, Nestlé shall pay a Royalty to Senomyx of […***…] per kilogram of Manufactured Selected Compound.  This Royalty rate will remain constant through the end of 2013.  Such Royalties will be paid […***…] after the end of each quarter period of a Calendar Year, with the first Royalty payment for all Selected Compound manufactured and received by Nestlé […***…] to be made within […***…] after […***…].  All Royalties paid by Nestlé will be net of any manufacturing costs.  Nestlé will pay (or will procure that its Affiliates shall pay) the agreed manufacturing costs in accordance with Section 13.

3.                                        Royalty Statements for Period Through December 31, 2013.  The Agreement is hereby amended such that with respect to Royalties paid for all Calendar Years through and including 2013, Nestlé is not obligated to provide the royalty statement set forth under the second sentence of Section 7.6 of the Agreement. With respect to Royalties payable for all Calendar Years through and including 2013, within […***…] of the end of each quarter period of a Calendar Year, Nestlé or its Affiliates will provide a report on a […***…] for the applicable period. It is agreed and understood that the first such report will be due within […***…] following […***…] and such report shall contain information for […***…] date. Section 7.10 of the Agreement is hereby amended so that for the period commencing as of the effective date of this Second Amendment through December 31, 2013 […***…] and that an audit may be done […***…] are concerned.

4.                                        Royalties for Period Commencing January 1, 2014. If the parties have not agreed in writing on an alternative arrangement prior to January 1, 2014, commencing for the 2014 Calendar Year and through the remainder of the Royalty Term, the provisions of this Second Amendment, including the royalty rate and the reporting obligations of paragraphs 2 and 3 above, will continue to apply.

5.                                      Except as specifically amended by this Second Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

6.                                      This Second Amendment will be governed by the laws of the State of California, U.S.A., as such laws are applied to contracts entered into and to be performed entirely within such State.

7.                                      This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the date last signed below.

SENOMYX, INC.		NESTEC LTD.:

By:	/s/ John Poyhonen	By:	/s/ A. Protonotarios
Name:	John Poyhonen	Name:	A. Protonotarios
Title:	President & COO	Title:	R&D Manager — Beverage SBU
Date:	5/22/2012	Date:	5/15/2012

		By:	/s/ M.C. Fichot
		Name:	M.C. Fichot
		Title:	Head of Innovation Partnerships & Licensing
		Date:	5/21/2012